EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NAI Technologies, Inc.:


We consent to the use in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 of DRS Technologies, Inc. of our report on NAI Technologies, Inc. financial statements and schedule dated February 9, 1998, except for Note 2 which is as of November 6, 1998, and to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the Prospectus.




                                                  KPMG LLP


Melville, New York
February 17, 1999